Exhibit 23.2
May 4, 2006
CONSENT OF CAPITAL MARKET SECURITIES, INC.
We hereby consent to the use of our opinion letter dated December 5, 2005 to the Board of Directors of Hinsbrook Bancshares, Inc. as Annex D to the Proxy Statement/Prospectus which forms a part of Amendment No. 2 to the Registration Statement on Form S-4 of Wintrust Financial Corporation relating to the proposed merger of Hinsbrook Bancshares, Inc. and Wintrust Financial Corporation and to the references to our firm and the description of such opinion letter in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Capital Market Securities, Inc.

/s/ Stephen Clinton
President